                                                           Registration No. 333-
    As filed with the Securities and Exchange Commission on January 30, 1997
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                 USA TRUCK, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE
  (State or other jurisdiction                            71-0556971
of incorporation or organization)           (I.R.S. Employer Identification No.)

      3108 INDUSTRIAL PARK ROAD
         VAN BUREN, ARKANSAS                                72956
(Address of Principal Executive Offices)                  (Zip Code)


               1997 NONQUALIFIED STOCK OPTION PLAN FOR NONEMPLOYEE
                          DIRECTORS OF USA TRUCK, INC.
                            (Full title of the Plan)


          ROBERT M. POWELL                                      COPY TO:
              PRESIDENT                                      KENN W. WEBB
           USA TRUCK, INC.                                THOMPSON & KNIGHT,
      3108 INDUSTRIAL PARK ROAD                       A PROFESSIONAL CORPORATION
     VAN BUREN, ARKANSAS  72956                           1700 PACIFIC AVENUE
(Name and address of agent for service)                        SUITE 3300
                                                          DALLAS, TEXAS  75201
                                                            (214) 969-1378


        (501) 471-2500
 (Telephone number, including
area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------
       Title of                                            Proposed              Proposed Maximum               Amount
      Securities                  Amount                    Maximum                  Aggregate                    of
         to be                     to be                Offering Price               Offering                Registration
      Registered               Registered(1)             per Share(2)                  Price                     Fee
---------------------------------------------------------------------------------------------------------------------------
     Common Stock,
    par value $.01
      per share               25,000 shares                 $8.25                    $206,250.00               $100.00
---------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, shares issuable upon any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.

(2) Computed in accordance with Rule 457(h) of the Securities Act of 1933 on the basis of the actual exercise price ($8.25) of outstanding unvested options covering 4,000 shares and, for the additional 21,000 shares that may be issued under the Plan, on the basis of the average of the high and low sales prices ($8.25) of the Common Stock reported in the consolidated reporting system for National Market securities on January 29, 1997.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

         * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

         (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

         (2) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996; and

         (3) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A of the Registrant filed with the Securities and Exchange Commission on February 13, 1992 and declared effective on March 19, 1992, including any amendment or report filed for the purpose of updating such description.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         The Registrant is a Delaware corporation. Under Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law"), the Registrant has the power to indemnify its directors and officers, subject to certain limitations.

         Reference is made to Article VI of the Bylaws of the Registrant, which provides for indemnification of directors and officers of the Registrant to the fullest extent authorized by Section 145 of the Delaware Law. In addition,
Article VI of the Bylaws of the Registrant permits the Registrant to maintain insurance to protect itself and any of its directors, officers, employees or agents against any expense, liability or loss incurred as a result of any action, suit or proceeding whether or not the Registrant would have the power to indemnify such person under the Delaware Law.

         Pursuant to the Delaware Law, the Certificate of Incorporation of the Registrant eliminates the personal liability of the directors of the Registrant to the Registrant or its stockholders for monetary damages for breach of fiduciary duty under certain circumstances.

         The foregoing summaries are necessarily subject to the complete text of the statute, bylaw and charter provision referred to above and are qualified in their entirety by reference thereto.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

         4.1      Restated and Amended Certificate of Incorporation of the
                  Registrant.

         4.2 Certificate of Amendment to Certificate of Incorporation of the Registrant.

         4.3      Bylaws of the Registrant.

         5.1      Opinion of Thompson & Knight, A Professional Corporation.

         23.1     Consent of Thompson & Knight, A Professional Corporation.

         23.2     Consent of Ernst & Young LLP, independent auditors.

         99.1 1997 Nonqualified Stock Option Plan for Nonemployee Directors of the Registrant.

Item 9.  Undertakings.

         (a)      The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and


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
                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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
                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Van Buren, State of Arkansas, on the 29th day of January, 1997.

                                           USA TRUCK, INC.
                                           (Registrant)


                                           By:      /s/ROBERT M. POWELL
                                                    ___________________________
                                                    Robert M. Powell, President

         KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of USA Truck, Inc. hereby constitutes and appoints Robert M. Powell and Jerry D. Orler, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                                Title                                    Date
---------                                -----                                    ----

/s/JAMES B. SPEED                        Chairman of the Board and                January 29, 1997
----------------------------------       Director
James B. Speed

/s/ROBERT M. POWELL                      President and Director                   January 29, 1997
----------------------------------       (principal executive officer)
Robert M. Powell


/s/JERRY D. ORLER                        Vice President, Finance and              January 29, 1997
----------------------------------         Director (principal financial
Jerry D. Orler                             and accounting officer)


/s/GEORGE R. JACOBS                      Director                                 January 29, 1997
----------------------------------
George R. Jacobs


/s/JIM L. HANNA                          Director                                 January 29, 1997
----------------------------------
Jim L. Hanna


/s/ROLAND S. BOREHAM, JR.                Director                                 January 29, 1997
----------------------------------
Roland S. Boreham, Jr.


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
                                INDEX TO EXHIBITS



       Exhibit
       Number                         Exhibit
       ------                         -------


         4.1 Restated and Amended Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (No. 33-45682) filed with the Commission on February 13, 1992, and incorporated herein by reference).


         4.2 Certificate of Amendment to Certificate of Incorporation of the Registrant (filed as Exhibit 3.3 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (No. 33-45682) filed with the Commission on March 19, 1992, and incorporated herein by reference).


         4.3 Bylaws of the Registrant (filed as Exhibit 3.2 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (No. 33-45682) filed with the Commission on March 19, 1992, and incorporated herein by reference).


         5.1      Opinion of Thompson & Knight, A Professional Corporation.


         23.1 Consent of Thompson & Knight, A Professional Corporation (Included in Exhibit 5.1).


         23.2     Consent of Ernst & Young LLP, independent auditors.


         99.1 1997 Nonqualified Stock Option Plan for Nonemployee Directors of the Registrant.


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